Exhibit 99.1

WisdomTree Announces Third Quarter 2025 Results

Record AUM of $137.2 Billion

11% Annualized Organic Growth Rate Across All Products

Diluted Earnings Per Share of $0.13 ($0.23, as Adjusted)

New York, NY – (Business Wire) – October 31, 2025 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the third quarter of 2025.

$19.7 million of net income ($34.5(1) million of net income, as adjusted), including a loss on extinguishment of convertible notes of $13.0 million arising from the repurchase of $24.0 million aggregate principal amount of our 5.75% convertible senior notes due 2028 (the “2028 Notes”). See “Non-GAAP Financial Measurements” for additional information.

$137.2 billion of ending AUM, an increase of 8.8% from the prior quarter arising from market appreciation and net inflows.

$2.2 billion of net inflows, primarily driven by inflows into our commodity, cryptocurrency and international developed equity products.

0.35% average advisory fee, unchanged from the prior quarter.

0.38% adjusted revenue yield(2), unchanged from the prior quarter.

$125.6 million of operating revenues, an increase of 11.5% from the prior quarter due to higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).

82.2% gross margin(1), a 1.1 point increase from the prior quarter due to higher revenues.

36.3% operating income margin (38.3%(1) as adjusted), a 5.5 point increase (5.8 point increase, as adjusted) from the prior quarter primarily due to higher revenues.

$475.0 million issuance of convertible senior notes due 2030 (the “2030 Notes”), bearing interest at a rate of 4.625% and issued with a conversion price of $19.15 per share. Concurrent with the issuance, we paid $36.7 million to repurchase $24.0 million aggregate principal amount of our 2028 Notes (with a conversion price of $9.54 per share).

$90.0 million of cash consideration paid to repurchase approximately 6.8 million shares of our common stock in connection with the issuance of the 2030 Notes.

$0.03 quarterly dividend declared, payable on November 26, 2025 to stockholders of record as of the close of business on November 12, 2025.

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Update from Jarrett Lilien, WisdomTree COO and President

We’re executing with consistency and focus, delivering over $2.2 billion of net inflows in Q3, record firmwide AUM of $137 billion, and strong performance across every business line. Model portfolios remain one of our fastest-growing areas, with AUM reaching nearly $5.9 billion, up more than 50% year-to-date, and continued advisor adoption led by custom model solutions. We’re building meaningful momentum and are well positioned to capture future growth.

Update from Jonathan Steinberg, WisdomTree CEO

WisdomTree’s foundation is the strongest it’s ever been, supported by a diversified, scalable platform that continues to deliver broad-based inflows and consistent execution across our global business. Our expansion into private assets through the acquisition of Ceres Partners, along with continued leadership in tokenization, positions WisdomTree for long-term, technology-driven growth and sustained value creation.

2

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$137.2	$126.1	$115.8	$109.8	$112.6
Net inflows/(outflows)	$2.2	$3.5	$3.1	$(0.3)	$(2.4)
Average AUM	$130.8	$119.2	$114.6	$112.3	$110.4
Average advisory fee	0.35%	0.35%	0.35%	0.36%	0.37%
Adjusted revenue yield(2)	0.38%	0.38%	0.38%	0.39%	0.39%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$125.6	$112.6	$108.1	$110.7	$113.2
Net income/(loss)	$19.7	$24.8	$24.6	$27.3	$(4.5)
Diluted earnings/(loss) per share	$0.13	$0.17	$0.17	$0.18	$(0.13)
Operating income margin	36.3%	30.8%	31.6%	31.7%	36.0%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$125.6	$112.6	$108.1	$110.5	$109.5
Gross margin	82.2%	81.1%	80.8%	79.3%	80.8%
Net income, as adjusted	$34.5	$25.9	$23.0	$25.3	$28.8
Diluted earnings per share, as adjusted	$0.23	$0.18	$0.16	$0.17	$0.18
Operating income margin, as adjusted	38.3%	32.5%	31.6%	31.7%	37.3%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In August 2025, we completed a private offering of $475.0 million in aggregate principal amount of our 2030 Notes and concurrently repurchased (1) $24.0 million aggregate principal amount of our 2028 Notes, (2) approximately 6.8 million shares of our common stock in privately negotiated transactions and (3) used $275.0 million of the proceeds to finance the acquisition of Ceres Partners, LLC, a leading U.S.-based alternative asset manager specializing in farmland investments.
•	In September 2025, WisdomTree’s CEO and Founder, Jonathan Steinberg, was named “CEO of the Year” at the 2025 Wealth Management Industry Awards; and three WisdomTree leaders were recognized in INvolve’s 2025 “Heroes Role Model Lists supported by YouTube,” for advancing inclusion in the workplace.
•	In October 2025,
o	WisdomTree completed the acquisition of Ceres Partners, LLC;
o	Beena Joseph was appointed as Global Head of Human Resources;
o	The Bank of New York Mellon Corporation, a global financial services company, was appointed to serve as WisdomTree’s core banking-as-a-service (BaaS) infrastructure provider for WisdomTree Prime®, the firm’s retail platform for tokenized assets and cryptocurrency; and
o	Our Board of Directors approved an increase of $190 million to our share repurchase program, bringing the total authorization to $250 million, which expires on April 27, 2028.

Product News

•	In September and October 2025, we launched the following products:
o	WisdomTree Global Defense Fund (WDGF) and the WisdomTree Asia Defense Fund (WDAF) on the NASDAQ;
o	WisdomTree Quantum Computing Fund (WQTM) on the Chicago Board Options Exchange (CBOE);
o	WisdomTree Quantum Computing UCITS ETF (WQTM), in collaboration with subject matter experts, Classiq, and the WisdomTree Global Ex-USA Quality Dividend Growth UCITS ETF (XUSA) on the London Stock Exchange, Börse Xetra and Borsa Italiana;
o	WisdomTree Eurozone Efficient Core UCITS ETF (NTSZ) on the London Stock Exchange, Börse Xetra, Euronext Paris and Borsa Italiana;
o	WisdomTree Physical Stellar Lumens ETP (XLMW) on Börse Xetra, the Swiss stock exchange SIX and Euronext exchanges in Paris and Amsterdam; and
o	S&P 500 Euro-hedged ETN on Borsa Italiana.
•	In October 2025, the WisdomTree Europe Defence UCITS ETF (WDEF) surpassed $4 billion in AUM following its launch in March 2025; we cross-listed WisdomTree Global Efficient Core UCITS ETF (NTSG); WisdomTree Europe Equity Income UCITS ETF (EIE); WisdomTree Uranium and Nuclear Energy UCITS ETF (NCLR); and WisdomTree Quantum Computing UCITS ETF (WQTM) on Euronext Paris; and WisdomTree Physical Bitcoin ETP (BTCW) and WisdomTree Physical Ethereum ETP (ETHW) were made available to U.K. retail investors following the U.K. regulator lifting its crypto ETP retail ban.

3

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Nine Months Ended
	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024		Sept. 30, 2025	Sept. 30, 2024
Operating Revenues:
Advisory fees	$114,485	$103,241	$99,549	$102,264	$101,659		$317,275	$293,098
Other revenues	11,131	9,380	8,533	8,433	11,509		29,044	23,942
Total revenues	125,616	112,621	108,082	110,697	113,168		346,319	317,040
Operating Expenses:
Compensation and benefits	33,791	32,827	33,788	30,032	29,405		100,406	91,249
Fund management and administration	22,353	21,252	20,714	22,858	21,004		64,319	61,105
Marketing and advertising	4,788	5,330	4,813	6,117	4,897		14,931	14,415
Sales and business development	3,943	4,232	4,137	4,101	3,465		12,312	10,716
Professional fees	3,505	3,177	2,782	4,559	6,315		9,464	16,539
Occupancy, communications and equipment	1,601	1,559	1,482	1,423	1,397		4,642	3,921
Depreciation and amortization	615	580	540	504	447		1,735	1,248
Third-party distribution fees	3,977	4,083	3,112	3,161	2,983		11,172	7,977
Acquisition-related costs	2,409	1,967	—	—	—		4,376	—
Other	2,980	2,982	2,552	2,902	2,463		8,514	7,617
Total operating expenses	79,962	77,989	73,920	75,657	72,376		231,871	214,787
Operating income	45,654	34,632	34,162	35,040	40,792		114,448	102,253
Other Income/(Expenses):
Interest expense	(8,466)	(5,490)	(5,441)	(5,616)	(5,027)		(19,397)	(13,295)
Interest income	4,015	2,090	1,897	2,147	1,795		8,002	4,631
Loss on extinguishment of convertible notes	(13,011)	—	—	—	(30,632)		(13,011)	(30,632)
Other gains and losses, net	1,325	638	(250)	2,627	(3,062)		1,713	(1,753)
Income before income taxes	29,517	31,870	30,368	34,198	3,866		91,755	61,204
Income tax expense	9,816	7,093	5,739	6,890	8,351		22,648	21,819
Net income/(loss)	19,701	$24,777	$24,629	$27,308	$(4,485)		69,107	39,385
Earnings/(loss) per share—basic	$0.14	$0.17	$0.17	$0.19	$(0.13	)(3)	$0.48	$0.16 (2)
Earnings/(loss) per share—diluted	$0.13	$0.17	$0.17	$0.18	$(0.13	)(3)	$0.47	$0.16 (2)
Weighted average common shares—basic	139,584	143,076	142,580	141,275	143,929		141,736	145,756
Weighted average common shares—diluted	150,675	146,640	146,545	147,612	143,929		146,360	162,691

As Adjusted (Non-GAAP(1))
Total revenues	$125,616	$112,621	$108,082	$110,505	$109,507
Total operating expenses	$77,553	$76,022	$73,920	$75,465	$68,715
Operating income	$48,063	$36,599	$34,162	$35,040	$40,792
Income before income taxes	$45,318	$33,798	$30,947	$33,033	$37,187
Income tax expense	$10,842	$7,935	$7,933	$7,753	$9,049
Net income	$34,476	$25,863	$23,014	$25,280	$28,768
Earnings per share—diluted	$0.23	$0.18	$0.16	$0.17	$0.18
Weighted average common shares—diluted	150,675	146,640	146,545	147,612	156,745

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 11.5% from the second quarter of 2025 due to higher average AUM and higher other revenues attributable to our European listed ETPs. Operating revenues increased 11.0% from the third quarter of 2024 due to higher average AUM and higher other revenues attributable to our European listed ETPs, partly offset by a lower average advisory fee. Other income for the third quarter of 2024 also included $3.7 million of other revenue related to legal and other related expenses incurred in connection with a settlement with the U.S. Securities and Exchange Commission (the “SEC”) regarding certain statements about the ESG screening process for three exchange-traded funds (“ETFs”) advised by WisdomTree Asset Management, Inc. (the “SEC ESG Settlement”) that were covered by insurance.
•	Our average advisory fee was 0.35% during the second and third quarters of 2025 and 0.37% during the third quarter of 2024.

Operating Expenses

•	Operating expenses increased 2.5% from the second quarter of 2025 primarily due to higher fund management and administration expenses and compensation expense. These increases were partly offset by lower marketing expense.
•	Operating expenses increased 10.5% from the third quarter of 2024 primarily due to higher compensation expense, acquisition-related costs, fund management and administration expenses and third-party distribution fees. These increases were partly offset by lower professional fees, as the third quarter of 2024 included $3.7 million of legal and other related expenses incurred in connection with the SEC ESG Settlement that were covered by insurance.

Other Income/(Expenses)

•	Interest expense increased 54.2% and 68.4% from the second quarter of 2025 and third quarter of 2024, respectively, due to a higher level of debt outstanding, partly offset by a lower average interest rate.
•	Interest income increased 92.1% and 123.7% from the second quarter of 2025 and the third quarter of 2024, respectively, due to an increase in the level of interest-earning assets.
•	During the third quarter of 2025, we recognized a loss on extinguishment of convertible notes of $13.0 million arising from the repurchase of $24.0 million aggregate principal amount of our 2028 Notes.
•	Other gains and losses, net, was a gain of $1.3 million for the third quarter of 2025. This included net gains of $1.1 million on our financial instruments owned, and net losses of $1.0 million on our investments. Gains and losses also generally arise from the sale of gold and cryptocurrency earned from management fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and miscellaneous items.

Income Taxes

•	Our effective income tax rate for the third quarter of 2025 was 33.3%, resulting in income tax expense of $9.8 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to a non-deductible loss on extinguishment of convertible notes and non-deductible executive compensation. These items were partly offset by a lower tax rate on foreign earnings.
•	Our adjusted effective income tax rate for the third quarter of 2025 was 23.9%(1).

NINE MONTH HIGHLIGHTS

•	Operating revenues increased 9.2% as compared to 2024 due to higher average AUM and higher other revenues attributable to our European listed ETPs, partly offset by a lower average advisory fee. Other income for the prior year also included $4.1 million of other revenue related to legal and other related expenses incurred in connection with the SEC ESG Settlement that were covered by insurance.
•	Operating expenses increased 8.0% as compared to 2024 primarily due to higher compensation expense, acquisition-related costs, fund management and administration expenses, third-party distribution fees and sales and business development expenses. These increases were partly offset by lower professional fees, as the prior year included $5.0 million of expenses incurred in response to an activist campaign and $4.1 million of other revenue related to legal and other related expenses incurred in connection with the SEC ESG Settlement that were covered by insurance.
•	Significant items reported in other income/(expense) in 2025 include: an increase in interest expense of 45.9% due to a higher level of debt outstanding, partly offset by a lower average interest rate; a loss on extinguishment of convertible notes of $13.0 million arising from the repurchase of $24.0 million aggregate principal amount of our 2028 Notes; an increase in interest income of 72.8% due to an increase in our interest-earning assets; net gains on our financial instruments owned of $1.9 million and $2.4 million of foreign currency remeasurement losses on U.S. dollars held by foreign subsidiaries. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, other foreign exchange fluctuations and miscellaneous items.

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•	Our effective income tax rate for 2025 was 24.7%, resulting in an income tax expense of $22.6 million. Our tax rate differs from the federal statutory rate of 21.0% primarily due to a non-deductible loss on extinguishment of convertible notes and non-deductible executive compensation. These items were partly offset by a lower tax rate on foreign earnings.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, October 31, 2025 at 11:00 a.m. ET, which, together with all earnings materials, can be accessed via WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will be available shortly after the call.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers.

To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, as well as digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our blockchain-native digital wallet, WisdomTree Prime®, and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $138.4 billion in assets under management globally, inclusive of assets under management attributable to our recently completed acquisition of Ceres Partners, LLC.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

______________

(1)	See “Non-GAAP Financial Measurements.”
(2)	Adjusted revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2025 includes $718 of stock repurchase excise taxes. The three months ended September 30, 2024 includes a loss of $11,375 recognized upon the repurchase of our Series A Non-Voting Convertible Preferred Stock convertible into approximately 14.75 million shares of common stock from ETFS Capital Limited and $1,868 of stock repurchase excise taxes. These items are excluded from net income but are required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. These items are excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024
GLOBAL PRODUCTS ($ in millions)

Beginning of period assets	$126,070	$115,787	$109,779	$112,577	$109,686
Add: Digital Assets—Jan. 1, 2025	—	—	32	—	—
Inflows/(outflows)	2,237	3,529	3,052	(281)	(2,395)
Market appreciation/(depreciation)	8,868	6,754	2,924	(2,517)	5,286
End of period assets	$137,175	$126,070	$115,787	$109,779	$112,577
Average assets during the period	$130,760	$119,185	$114,622	$112,349	$110,369
Average advisory fee during the period	0.35%	0.35%	0.35%	0.36%	0.37%
Revenue days	92	91	90	92	92
Number of products—end of the period	397	383	375 (1)	353	352

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$85,179	$80,531	$79,095	$81,267	$79,722
(Outflows)/inflows	(448)	1,110	1,847	(40)	(1,650)
Market appreciation/(depreciation)	3,562	3,538	(411)	(2,132)	3,195
End of period assets	$88,293	$85,179	$80,531	$79,095	$81,267
Average assets during the period	$87,205	$81,525	$81,127	$80,661	$80,335
Number of ETFs—end of the period	84	81	78	78	78

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$40,541	$35,124	$30,684	$31,310	$29,964
Inflows/(outflows)	2,447	2,201	1,104	(241)	(745)
Market appreciation/(depreciation)	5,302	3,216	3,336	(385)	2,091
End of period assets	$48,290	$40,541	$35,124	$30,684	$31,310
Average assets during the period	$42,853	$37,439	$33,415	$31,688	$30,034
Number of ETPs—end of the period	295	285	280	275	274

DIGITAL ASSETS ($ in millions)

Beginning of period assets	$350	$132	$—	$—	$—
Add: Digital Assets—Jan. 1, 2025	—	—	32	—	—
Inflows	238	218	101	—	—
Market appreciation/(depreciation)	4	—	(1)	—	—
End of period assets	$592	$350	$132	$—	$—
Average assets during the period	$702	$221	$80	$—	$—
Number of products—end of the period	18	17	17 (1)	—	—

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$38,617	$35,628	$35,414	$34,643	$31,834
Add: Digital Assets—Jan. 1, 2025	—	—	9	—	—
Inflows	41	1,288	962	1,099	328
Market appreciation/(depreciation)	2,319	1,701	(757)	(328)	2,481
End of period assets	$40,977	$38,617	$35,628	$35,414	$34,643
Average assets during the period	$40,024	$36,080	$36,278	$35,714	$33,175

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	Three Months Ended
	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024
Commodity & Currency
Beginning of period assets	$26,696	$25,487	$21,906	$23,034	$21,987
Add: Digital Assets—Jan. 1, 2025	—	—	1	—	—
Inflows/(outflows)	1,097	(110)	(159)	(440)	(741)
Market appreciation/(depreciation)	3,912	1,319	3,739	(688)	1,788
End of period assets	$31,705	$26,696	$25,487	$21,906	$23,034
Average assets during the period	$28,162	$25,888	$23,996	$22,989	$22,016

International Developed Market Equity
Beginning of period assets	$21,725	$18,178	$17,602	$18,075	$19,385
Inflows/(outflows)	476	1,645	474	63	(1,391)
Market appreciation/(depreciation)	1,692	1,902	102	(536)	81
End of period assets	$23,893	$21,725	$18,178	$17,602	$18,075
Average assets during the period	$22,481	$19,577	$18,275	$17,716	$18,636

Fixed Income
Beginning of period assets	$22,543	$22,230	$20,043	$20,767	$21,430
Add: Digital Assets—Jan. 1, 2025	—	—	21	—	—
(Outflows)/inflows	(61)	148	2,093	(387)	(897)
Market appreciation/(depreciation)	27	165	73	(337)	234
End of period assets	$22,509	$22,543	$22,230	$20,043	$20,767
Average assets during the period	$23,128	$22,526	$21,464	$20,398	$21,135

Emerging Market Equity
Beginning of period assets	$10,957	$9,985	$10,468	$12,452	$11,875
(Outflows)/inflows	(250)	28	(445)	(908)	(20)
Market appreciation/(depreciation)	148	944	(38)	(1,076)	597
End of period assets	$10,855	$10,957	$9,985	$10,468	$12,452
Average assets during the period	$10,874	$10,295	$10,072	$11,407	$12,083

Cryptocurrency
Beginning of period assets	$2,087	$1,553	$1,912	$1,054	$838
Add: Digital Assets—Jan. 1, 2025	—	—	1	—	—
Inflows/(outflows)	764	198	(89)	315	201
Market appreciation/(depreciation)	317	336	(271)	543	15
End of period assets	$3,168	$2,087	$1,553	$1,912	$1,054
Average assets during the period	$2,412	$1,800	$1,900	$1,599	$917

Leveraged & Inverse
Beginning of period assets	$2,631	$2,133	$1,924	$2,082	$1,922
(Outflows)/inflows	(52)	141	116	(69)	71
Market appreciation/(depreciation)	334	357	93	(89)	89
End of period assets	$2,913	$2,631	$2,133	$1,924	$2,082
Average assets during the period	$2,750	$2,354	$2,083	$2,032	$1,962

Alternatives
Beginning of period assets	$814	$593	$510	$470	$415
Inflows	222	191	100	46	54
Market appreciation/(depreciation)	119	30	(17)	(6)	1
End of period assets	$1,155	$814	$593	$510	$470
Average assets during the period	$929	$665	$554	$494	$445

Headcount	338	321	315	313	314

______________

(1) Includes 17 digital assets products, which were launched prior to January 1, 2025.

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2025	Dec. 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$555,851	$181,191
Financial instruments owned, at fair value	104,283	85,439
Accounts receivable	46,630	44,866
Prepaid expenses	7,799	5,340
Other current assets	1,844	1,542
Total current assets	716,407	318,378
Fixed assets, net	307	336
Deferred tax assets, net	8,010	11,656
Investments	26,476	8,922
Right of use assets—operating leases	1,768	880
Goodwill	86,841	86,841
Intangible assets, net	606,452	605,896
Other noncurrent assets	750	631
Total assets	$1,447,011	$1,033,540
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$149,386	$—
Compensation and benefits payable	34,287	39,701
Fund management and administration payable	30,991	31,135
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Operating lease liabilities	1,258	709
Income taxes payable	701	724
Accounts payable and other liabilities	23,014	22,124
Total current liabilities	254,441	109,197
Convertible notes—long term	805,064	512,033
Payable to GBH	13,564	12,159
Operating lease liabilities—long term	524	171
Total liabilities	1,073,593	633,560
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 140,278 and 146,102 at September 30, 2025 and December 31, 2024, respectively	1,403	1,461
Additional paid-in capital	184,274	270,303
Accumulated other comprehensive gain/(loss)	2,755	(1,607)
Retained earnings	184,986	129,823
Total stockholders’ equity	373,418	399,980
Total liabilities and stockholders’ equity	$1,447,011	$1,033,540

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$69,107	$39,385
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(51,354)	(39,028)
Stock-based compensation	16,645	15,952
Loss on extinguishment of convertible notes	13,011	30,632
Deferred income taxes	2,628	2,103
Amortization of issuance costs—convertible notes	2,151	1,266
Gains on financial instruments owned, at fair value	(1,914)	(2,575)
Depreciation and amortization	1,735	1,248
Imputed interest on payable to GBH	1,405	2,039
Amortization of right of use asset	1,003	976
Net losses on investments	49	619
Changes in operating assets and liabilities:
Accounts receivable	582	(9,344)
Prepaid expenses	(2,351)	(1,635)
Gold and other precious metals	49,686	38,603
Other assets	(482)	(150)
Fund management and administration payable	(749)	(6)
Compensation and benefits payable	(6,328)	(8,251)
Income taxes payable	(40)	1,919
Operating lease liabilities	(987)	(991)
Accounts payable and other liabilities	(540)	6,124
Net cash provided by operating activities	93,257	78,886
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(25,314)	(57,855)
Purchase of investments	(17,553)	—
Cash paid—software development	(2,015)	(1,790)
Purchase of fixed assets	(154)	(128)
Proceeds from the sale of financial instruments owned, at fair value	8,860	42,388
Proceeds from the exit from investment in Securrency, Inc.	—	465
Proceeds from held-to-maturity securities maturing or called prior to maturity	—	18
Net cash used in investing activities	(36,176)	(16,902)
Cash flows from financing activities:
Common stock repurchased	(102,732)	(62,870)
Repurchase and maturity of convertible notes	(36,681)	(132,713)
Dividends paid	(13,218)	(14,745)
Issuance costs—convertible notes	(11,064)	(7,667)
Repurchase of Series A Non-Voting Convertible Preferred Stock	—	(143,812)
Repurchase costs—Series A Non-Voting Convertible Preferred Stock	—	(132)
Proceeds from the issuance of convertible notes	475,000	345,000
Net cash provided by/(used in) financing activities	311,305	(16,939)
Increase in cash flow due to changes in foreign exchange rate	6,274	2,133
Net increase in cash, cash equivalents and restricted cash	374,660	47,178
Cash, cash equivalents and restricted cash—beginning of year	181,191	129,305
Cash, cash equivalents and restricted cash—end of period	$555,851	$176,483
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$19,999	$17,807
Cash paid for interest	$15,198	$9,913

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Revenues, Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted revenues, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce earnings volatility and are not core to our operating business.

Foreign currency remeasurement gains and losses on U.S. dollars held by foreign subsidiaries: GAAP requires account balances to be remeasured into an entity’s functional currency, with resulting gains and losses reported in net income. Foreign subsidiaries holding U.S. dollars remeasure these balances into their functional currencies and recognize the gains and losses. Beginning in the second quarter of 2025, we began excluding material remeasurement effects from our non-GAAP financial measures, as they introduce earnings volatility, are not core to our operations and arise from balances denominated in our reporting currency.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce earnings volatility and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into approximately 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under U.S. GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Loss on extinguishment of convertible notes, acquisition-related costs, a civil money penalty in connection with the SEC ESG Settlement, gains and losses recognized on our investments and changes in deferred tax asset valuation allowance are excluded when calculating our non-GAAP financial measurements. We also offset revenues and related expenses pertaining to legal and other related expenses covered by insurance as the gross presentation required under GAAP serves to overstate our revenues and expenses in the ordinary course of business.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024

Net income/(loss), as reported	$19,701	$24,777	$24,629	$27,308	$(4,485)
Add back: Loss on extinguishment of convertible notes, net of income taxes	12,763	—	—	(718)	30,128
Add back: Acquisition-related costs, net of income taxes	1,824	1,489	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(810)	(972)	333	(1,722)	(607)
Add back/(deduct): Losses/(gains) recognized on investments, net of income taxes	734	(458)	(239)	389	(436)
Add back: Imputed interest on payable to GBH, net of income taxes	364	354	344	451	528
Deduct: Tax windfalls upon vesting of stock-based compensation awards	(76)	(4)	(2,083)	—	(25)
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(24)	(459)	30	(428)	(335)
Add back: Foreign currency remeasurement losses on U.S. dollar balances, net of income taxes	—	1,136	—	—	—
Add back: Civil money penalty in connection with the SEC ESG Settlement	—	—	—	—	4,000
Adjusted net income	$34,476	$25,863	$23,014	$25,280	$28,768
Weighted average common shares—diluted	150,675	146,640	146,545	147,612	156,745
Adjusted earnings per share—diluted	$0.23	$0.18	$0.16	$0.17	$0.18

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024

Operating revenues	$125,616	$112,621	$108,082	$110,697	$113,168
Deduct: Legal and other related expenses covered by insurance	—	—	—	(192)	(3,661)
Operating revenues, as adjusted	$125,616	$112,621	$108,082	$110,505	$109,507
Deduct: Fund management and administration	(22,353)	(21,252)	(20,714)	(22,858)	(21,004)
Gross margin	$103,263	$91,369	$87,368	$87,647	$88,503
Gross margin percentage	82.2%	81.1%	80.8%	79.3%	80.8%

	Three Months Ended
Adjusted Operating Revenues, Operating Income and Adjusted Operating Income Margin:	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024

Operating revenues	$125,616	$112,621	$108,082	$110,697	$113,168
Deduct: Legal and other related expenses covered by insurance	—	—	—	(192)	(3,661)
Operating revenues, as adjusted	$125,616	$112,621	$108,082	$110,505	$109,507
Operating income	$45,654	$34,632	$34,162	$35,040	$40,792
Add back: Acquisition-related costs	2,409	1,967	—	—	—
Adjusted operating income	$48,063	$36,599	$34,162	$35,040	$40,792
Adjusted operating income margin	38.3%	32.5%	31.6%	31.7%	37.3%

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	Three Months Ended
Adjusted Total Operating Expenses:	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024

Total operating expenses	$79,962	$77,989	$73,920	$75,657	$72,376
Deduct: Acquisition-related costs	(2,409)	(1,967)	—	—	—
Deduct: Legal and other related expenses covered by insurance	—	—	—	(192)	(3661)
Adjusted total operating expenses	$77,553	$76,022	$73,920	$75,465	$68,715

	Three Months Ended
Adjusted Income Before Income Taxes:	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024

Income before income taxes	$29,517	$31,870	$30,368	$34,198	$3,866
Add back: Loss on extinguishment of convertible notes	13,011	—	—	—	30,632
Add back: Acquisition-related costs	2,409	1,967	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned	(1,070)	(1,284)	440	(2,275)	(802)
Add back/(deduct): Losses/(gains) recognized on investments	970	(605)	(316)	514	(576)
Add back: Imputed interest on payable to GBH	481	467	455	596	697
Add back: Foreign currency remeasurement losses on U.S. dollar balances, net of income taxes	—	1,383	—	—	—
Add back: Civil money penalty in connection with the SEC ESG Settlement	—	—	—	—	4,000
Adjusted income before income taxes	$45,318	$33,798	$30,947	$33,033	$37,817

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024

Adjusted income before income taxes (above)	$45,318	$33,798	$30,947	$33,033	$37,817
Income tax expense	$9,816	$7,093	$5,739	$6,890	$8,351
Add back: Tax benefit on acquisition-related costs	585	478	—	—	—
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(260)	(312)	107	(553)	(195)
Add back: Tax benefit arising from extinguishment of convertible notes	248	—	—	718	504
Add back/(deduct): Tax benefit/(expense) on losses/(gains) on investments	236	(147)	(77)	125	(140)
Add back: Tax benefit on imputed interest	117	113	111	145	169
Add back: Tax windfalls upon vesting of stock-based compensation awards	76	4	2,083	—	25
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	24	459	(30)	428	335
Add back: Tax benefit on foreign currency remeasurement losses on U.S. dollar balances	—	247	—	—	—
Adjusted income tax expense	$10,842	$7,935	$7,933	$7,753	$9,049
Adjusted effective income tax rate	23.9%	23.5%	25.6%	23.5%	23.9%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime® and WisdomTree Connect™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business;
•	the potential benefits arising from our acquisition of Ceres Partners, LLC, including financial or strategic outcomes; and
•	our ability to successfully implement our strategic goals relating to the acquisition and integrate the acquired business.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Additional risks include those associated with the acquisition of Ceres Partners, LLC, including the risk that integration may be more difficult, time-consuming or costly than expected, or that expected benefits (including projected business growth or the ability to raise additional capital into the funds of the acquired business) may not be realized as anticipated. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with or furnished to the SEC.

14

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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